UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on May 1, 2014, Doral Financial Corporation (“Doral”) currently carries on its balance sheet certain tax receivables from the Commonwealth of Puerto Rico (the “Commonwealth”) in the amount of $229,884,087 reflecting certain prior year tax over-payments as agreed to by the Puerto Rico Department of Treasury (“Hacienda”) under a closing agreement dated March 26, 2012 (the “2012 Closing Agreement”). On May 9, 2014 Doral sent a letter to the Secretary of Hacienda (the “Letter”) requesting that the Commonwealth pay all amounts due to Doral under the 2012 Closing Agreement. Doral also stated in the Letter that it intends to exercise all legal remedies available to it to enforce collection and protect the interests of Doral and its stakeholders, including shareholders, depositors and employees.

A copy of the Letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Letter is a general description only and is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter from Doral Financial Corporation to Secretary of Puerto Rico Department of Treasury

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: May 12, 2014	By:	/s/ Glen R. Wakeman
Glen R. Wakeman
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Letter from Doral Financial Corporation to Secretary of Puerto Rico Department of Treasury